UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

ALERE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the solicitation by Alere Inc. (the “Company”) of consents from the holders of its outstanding 7.250% Senior Notes due 2018, its 8.625% Senior Subordinated Notes due 2018 and its 6.500% Senior Subordinated Notes due 2020 that will, among other things, permit the Company to proceed with its previously announced transaction involving BBI Diagnostics Group Plc (“BBI Diagnostics”), the Company is making available the following information.

The Company expects that, based on its current plans to sell a 25% interest in BBI Diagnostics, the estimated proceeds of the sale of ordinary shares of BBI Diagnostics, the £60 million of estimated gross proceeds from a new credit facility for BBI Diagnostics and the Company’s existing cash and cash equivalents, after deducting estimated underwriting commissions and transaction expenses (including fees and expenses expected to be incurred in connection with the amendment of the Company’s secured credit facility and the solicitation of consents from holders of the Company’s senior notes and senior subordinated notes) and estimated taxes arising from the foregoing transactions (including the transfer to BBI Diagnostics of its previously disclosed constituent businesses), and after giving effect to the translation of foreign currencies at estimated exchange rates, the Company would repay indebtedness outstanding under its senior secured credit facilities in the amount of approximately $200 million. The Company currently expects that it would use the first $100 million of such amount to pay down term loans thereunder, the next $70 million to pay down any revolving credit loans thereunder and any remaining amount to pay down further term loans thereunder. This estimate is based in relevant part on the mid-point of the currently anticipated price range of shares to be sold and the mid-point of the range of the Company’s cash and cash equivalents that may be used. The actual price could be above or below that range and the amounts of indebtedness to be repaid could change based on the actual price and amount of cash used.

The following table presents certain financial information of the Company, including a calculation of its Adjusted EBITDA and Alere Adjusted EBITDA. This information is derived from the Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

	Year Ended December 31, 2013	Three Months Ended March 31,		Twelve Months Ended March 31, 2014
		2013	2014
	(in millions)
GAAP net income (loss)	($70.3)	$12.4	($6.1)	($88.8)
Adjustment related to acquired software license contracts	2.2	0.6	0.4	2.0
Income tax benefit	(46.3)	(36.9)	(9.9)	(19.4)
Depreciation and amortization	440.0	105.1	98.2	433.1
Interest, net	252.4	56.4	51.7	247.7
Non-cash stock-based compensation	21.2	4.1	5.7	22.8
Non-cash fair value adjustments to acquisition-related contingent consideration	18.0	11.0	4.6	11.6
Non-cash charge associated with acquired inventory	2.5	0.5	—	2.0
Non-cash write-off of an investment	5.1	—	—	5.1

	Year Ended December 31, 2013	Three Months Ended March 31,		Twelve Months Ended March 31, 2014
		2013	2014
	(in millions)
Bargain purchase gain on acquisition of the liberty business	(8.0)	—	—	(8.0)
Loss (adjustment) on disposition	5.1	—	—	5.1

Adjusted EBITDA	$622.0	$153.3	$144.5	$613.3
Non-interest related restructuring charges	27.4	3.9	7.2	30.7
Acquisition and disposition related expenses and other costs	14.7	0.9	3.3	17.1

Alere Adjusted EBITDA	$664.1	$158.1	$155.0	$661.0

The following table presents certain financial information of BBI Diagnostics, including a calculation of its Adjusted EBITDA. This information is derived from BBI Diagnostics’ combined financial statements prepared in accordance with International Financial Reporting Standards, or IFRS.

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2012	2013	2013	2014	2014
	(in millions)
IFRS profit for the period	£6.3	£4.5	£17.9	£1.2	£0.7	£17.4
Amortization and impairment	8.3	27.0	14.6	3.6	3.4	14.4
Depreciation	1.5	2.4	2.3	0.6	0.6	2.3
Net finance costs	3.0	2.1	2.7	0.3	–	2.4
Income tax credit	(0.7)	(4.4)	(0.3)	0.4	(0.1)	(0.8)

Adjusted EBITDA	£18.4	£31.6	£37.2	£6.1	£4.6	£35.7

BBI Diagnostics generated revenue of £19.3 million and £17.3 million for the three months ended March 31, 2013 and 2014, respectively. BBI Diagnostics’ total assets as of March 31, 2014 were approximately $575 million, including approximately $215 million of goodwill and $170 million of acquired intangible assets, with goodwill allocable to BBI Diagnostics under GAAP subject to finalization. Included in profit for the period and Adjusted EBITDA for the years ended December 31, 2011, 2012 and 2013 and March 31, 2014 and the three months ended March 31, 2013 and 2014 were profits from BBI Diagnostics’ investment in SPD Swiss Precision Diagnostics GmbH and US CD LLC (which are joint ventures with affiliates of The Procter & Gamble Company) of £3.5 million, £6.0 million, £10.5 million, £9.9 million, £2.5 million and £1.9 million, respectively.

Adjusted EBITDA and Alere Adjusted EBITDA are not standard financial measures prepared in accordance with GAAP or IFRS, as they exclude amounts required by GAAP and IFRS to be reflected in net income or profit for the period, respectively. They should not be considered as alternatives to net income or profit for the period under GAAP and IFRS, respectively, or as indicators of operating performance or any measure of performance derived in accordance with GAAP or IFRS. In addition, all companies do not calculate non-GAAP or non-IFRS financial measures in the same manner and, accordingly, Adjusted EBITDA and Alere Adjusted EBITDA presented in this report may not be comparable to similarly named measures used by other companies. The Company is presenting this information to holders of its senior notes and senior subordinated notes because it believes these measures are commonly used by holders of such notes to evaluate an issuer’s ability to meet its financial obligations.

This report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the previously announced transaction involving BBI Diagnostics, the reorganization to create BBI Diagnostics, the anticipated BBI Diagnostics debt facility, the amount and use of proceeds of the transaction and the BBI Diagnostics debt facility, the estimated amount of fees, expenses and taxes and the estimated effects of foreign currency translation. The actual results achieved could differ materially from the statements made in this report. Factors that might cause these differences include, but are not limited to, conditions in the UK and global equity and debt markets, adverse changes in the BBI Diagnostics business (such as the loss of a significant customer, regulatory issues or supply problems), adverse reaction to the proposed transaction from customers, suppliers or others, the extent and duration of regulatory review, the need for consents to the proposed transaction from its lenders, holders of its notes and other third parties, changes in the Company’s assessment of the tax consequences of the transaction, and unanticipated legal or other obstacles to the transaction. Any of these factors could reduce the price range of the shares to be sold or the amount of debt to be raised by BBI Diagnostics and could reduce the net proceeds anticipated to be received by the Company. The Company does not assume any obligation to update any forward-looking statements to reflect new information and developments.

IMPORTANT NOTICES

This report does not constitute an offer of securities for sale in the United States, nor may any securities be offered or sold in the United States absent registration or an exemption from registration as provided in the Securities Act of 1933, as amended, and the rules and regulations thereunder. There is no intention to register any portion of the offering in the United States or to conduct a public offering of securities in the United States.

The information contained herein does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any such jurisdiction.

This communication does not constitute an offer of securities to the public in the United Kingdom. Consequently, this communication is directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (iii) high net worth entities falling within Article 49(2) of the Order and (iv) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Any investment activity to which this communication relates will only be available to, and will only be engaged with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Item 8.01.	Other Events.

On May 21, 2014, the Company issued a press release announcing that it has commenced a consent solicitation to waive and amend certain provisions of the indentures relating to its 7.250% Senior Notes due 2018, its 8.625% Senior Subordinated Notes due 2018 and its 6.500% Senior Subordinated Notes due 2020. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Alere Inc. dated May 21, 2014 announcing consent solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Dated: May 21, 2014	By:	/s/ Jay McNamara
Jay McNamara Senior Counsel – Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alere Inc. dated May 21, 2014 announcing consent solicitation.

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